Exhibit 99.1

Company Contact:

Stacy Shearer

Investor Relations

(609) 750-8289

sshearer@cytogen.com

Cytogen To Raise $26.0 Million Through Sale of Common Stock

PRINCETON, NEW JERSEY – April 15, 2004 – Cytogen Corporation (NASDAQ:CYTO), a product-driven, oncology-focused biopharmaceutical company, announced today that it has entered into purchase agreements for the sale of 2,570,000 shares of its common stock at $10.10 per share through a registered direct offering. The transaction is expected to provide net proceeds of $24.0 million to Cytogen.

CIBC World Markets Corp. acted as lead placement agent, with JMP Securities LLC and ThinkEquity Partners LLC acting as co-placement agents for this transaction.

The shares of common stock offered by Cytogen in this transaction were registered under the Company’s existing shelf registration statement on Form S-3, which was declared effective by the Securities and Exchange Commission on October 30, 2003.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Cytogen Corporation

Founded in 1980, Cytogen Corporation of Princeton, NJ is a product-driven, oncology focused biopharmaceutical company that develops and commercializes a balanced portfolio of oncology products that address the unmet medical needs of patients and the physicians that serve them. Cytogen directly markets QUADRAMET™ (samarium Sm-153 lexidronam injection), PROSTASCINT® (capromab pendetide) kit for the preparation of Indium In-111 capromab pendetide, and NMP22® BLADDERCHEK® (nuclear matrix protein-22) in the United States. Cytogen has exclusive United States marketing rights to COMBIDEX® (ferumoxtran-10), an investigational molecular imaging agent consisting of lymphotropic superparamagnetic nanoparticles used in conjunction with magnetic resonance imaging to aid in the diagnosis of metastatic lymph nodes, which is under review by the U.S. Food and Drug Administration. Cytogen is also developing therapeutics targeting prostate-specific membrane antigen (PSMA), a protein highly expressed on the surface of prostate cancer cells and the neovasculature of solid tumors. Full prescribing information for the Company’s products is available at www.cytogen.com or by calling 1-800-833-3533. For more information, please visit the Company’s website at www.cytogen.com, which is not part of this press release.

This press release contains certain “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in this press release regarding our strategy, future operations, financial position, future revenues, projected costs, prospects, plans and objectives of management are forward-looking statements. Such forward-looking statements involve a number of risks and uncertainties and investors are cautioned not to put any undue reliance on any forward-looking statement. There are a number of important factors that could cause Cytogen’s results to differ materially from those indicated by such forward-looking statements. In particular, Cytogen’s business is subject to a number of significant risks, which include, but are not limited to: the risk of obtaining the necessary regulatory approvals; the risk of whether products result from development activities; the risk of shifts in the regulatory environment affecting sales of Cytogen’s products such as thirdparty payor reimbursement issues; the risk associated with Cytogen’s dependence on its partners for development of certain projects, as well as other factors expressed from time to time in Cytogen’s periodic filings with the Securities and Exchange Commission (the “SEC”). As a result, this press release should be read in conjunction with Cytogen’s periodic filings with the SEC. The forward-looking statements contained herein are made only as of the date of this press release, and Cytogen undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

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